Exhibit 10.6

17571 VON KARMAN AVE., IRVINE, CALIFORNIA 92614 PH 949-645-2111 FAX 949-553-1231 www.biomerica.com

January 31, 2023

Gary Lu, CPA

12136 Ahern Ct.

Tustin, CA 92782

Re:    Employment Offer

Dear Gary:

We are pleased to extend to you an offer to join Biomerica, Inc. (the “Company”). The purpose of this letter is to set forth in writing the terms and conditions of your new employment relationship with the Company.

Your employment will commence as of March 1, 2023 (or mutually decided day within that week). Your job title will be Chief Financial Officer (CFO). Your duties will be such assignments as may be assigned to you by the Company.

Your base full-time salary will be two hundred and sixty thousand ($260,000) per year (the “Base Salary”) and will be payable at such intervals as is normal for the payment of compensation to the Company’s employees.

In addition to the Base Salary, the Company shall grant to you an initial stock option to purchase 75,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Option grant date will be determined by the Board of Directors as soon as practicable after your hire date. The option shall vest over a period of four (4) years, with 25% vesting on the first anniversary of the date of grant and each subsequent year thereafter for the next three (3) years. The option shall have a term of ten (10) years. Other terms and conditions of the stock option grant will be set forth in the option issuance agreement you will be issued, and language in the Biomerica stock option plan, which you will receive a copy of. You will be issued additional options or equity grants annually along with other executive officers.

Your performance and compensation will be reviewed from time to time, and your compensation may be increased by the Company.

You will also be entitled to the standard employment benefit package that is available to all Company employees which package is subject to change from time to time, but which initially will include group health, dental, long-term disability and life insurance for you as per Company policy. Dependent coverage is also available for medical and dental insurance; however, it will be at fifty percent of the cost.

You will have time off with pay on the major holidays which are recognized by the Company, plus an additional 20 days of paid time off based on full employment and according to company policy.

You will be entitled to such other employment benefits as the Company generally makes available to its employees and all benefits will be subject to change from time to time and will be provided in accordance with the Company’s employment policies, to which you will be subject.

17571 VON KARMAN AVE., IRVINE, CALIFORNIA 92614 PH 949-645-2111 FAX 949-553-1231 www.biomerica.com

You agree to review in detail the Employee Handbook, the Company Insider Trading Policy, and all other employee policies, rules and regulations, and be bound entirely by such.

You also agree to execute and be bound by the terms of the Inventions Assignment and Non-Disclosure Agreement attached hereto as Exhibit A.

Following acceptance of this offer, either party may terminate the employment relationship, with or without cause, by giving the other party written notice of intention to do so (“At Will” employment). No other provision of this offer is intended to imply that employment will continue for any definite term or period. Upon the termination of your employment you shall be entitled to payment of all accrued compensation to the date of such termination plus any unreimbursed expenses accruing to the date of such termination.

This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed by and under the laws of the State of California. All disputes arising under this agreement or relating to the Company’s employment of you shall be governed by the laws of the State of California.

This letter, together with the Employee Handbook, any Arbitration Agreement, and the Non-Disclosure Agreement, is intended to set forth our entire agreement regarding your employment relationship with the Company, thus it supersedes any other agreement on this subject, including any inconsistent provisions contained in any employee manual or policy of the Company. This agreement will not be modifiable except by a mutual written agreement between you and the Company.

Please sign and return this letter to me to indicate your acceptance and agreement to the terms set forth in this letter. You may keep a copy for your own records.

Sincerely,

Biomerica, Inc.

By:	Zack Irani
Its:	CEO

ACCEPTANCE

I have read the foregoing letter and agree with the terms and conditions of my employment as set forth.

Dated: _______________
	Name:	Gary Lu

17571 VON KARMAN AVE., IRVINE, CALIFORNIA 92614 PH 949-645-2111 FAX 949-553-1231 www.biomerica.com

Exhibit A

BIOMERICA, INC.

NONDISCLOSURE, INVENTIONS ASSIGNMENT AND NON-COMPETE AGREEMENT

The undersigned employee (the “EMPLOYEE”) of BIOMERICA, INC. and/or its subsidiaries (herein collectively called the “Company”), having been engaged to perform services for the benefit of the Company, and in consideration of said employment, does hereby agree to perform such duties for the Company as shall be designated by the Company from time to time, and the parties hereto agree as follows:

1. EMPLOYEE will not, while serving as an EMPLOYEE of the Company, or thereafter, divulge, disclose or communicate to, anyone without the express written authorization of the Company, any trade secrets or any other information and data of a private, internal or confidential nature, relating or pertaining to the Company’s business, methods of manufacture, processes, customer list, distributors, formulas, operations or other information that the EMPLOYEE may have acquired, directly or indirectly, during the course of his employment by the Company. The EMPLOYEE acknowledges that the Company in its operation maintains in secrecy certain of its methods, processes, marketing and strategic plans, customer and distributor data and technical information (herein called the “Confidential Information”).

It is mutually understood and agreed that all documents furnished by and generated by the EMPLOYEE or the Company during the course of EMPLOYEE’s employment with the Company shall be the property of the Company and its subsidiaries and shall be returned promptly, with all copies made thereof, if formally requested by the Company.

The obligations of the EMPLOYEE set forth above shall not apply to any portion of information and matters disclosed or exhibited to the EMPLOYEE which has become generally available to the public through no act or failure to act on the part of the EMPLOYEE. The EMPLOYEE hereby acknowledges that all Confidential Information which is disclosed to EMPLOYEE by the Company hereunder, and all tangible forms thereof, are the property of the Company and EMPLOYEE shall obtain no right, title or interest in any secret or Confidential Information or any tangible forms thereof. EMPLOYEE shall hereafter (a) exercise all reasonable efforts to prevent unauthorized persons from gaining access to Confidential Information; (b) promptly mark any Confidential Information placed by it in documentary or other tangible form with the legend “Secret”; (c) not assert prior knowledge of any item of Confidential Information which the EMPLOYEE cannot so prove by clear and convincing documentary evidence; (d) promptly deliver or destroy, as the Company may direct in writing, all tangible forms of Confidential Information, whether or not such tangible forms were prepared by the EMPLOYEE or the Company and whether or not such tangible forms contain or embody information other than Confidential information; and (e) not represent that he or she, or permit any representative or agent of the EMPLOYEE to represent that he, she or it, has a claim or interest in such ‘Secret’ or ‘Confidential Information’.

1.1 U.S. Defend Trade Secrets Act. Notwithstanding the foregoing, the U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (iii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

17571 VON KARMAN AVE., IRVINE, CALIFORNIA 92614 PH 949-645-2111 FAX 949-553-1231 www.biomerica.com

1.2 Other Permitted Disclosures.

1.2 (a) Nothing in this Agreement prohibits or restricts the Employee (or Employee’s attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization, or any other federal or state regulatory.

1.2 (b) Nothing in this agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

1.2 (c) Nothing in this Agreement in any way prohibits or is intended to restrict or impede the Employee from discussing the terms and conditions of his or her employment with coworkers or union representatives/exercising protected rights under Section 7 of the National Labor Relations Act/exercising protected rights to the extent that such rights cannot be waived by agreement disclosing information as permitted by law.

2. The EMPLOYEE further hereby transfers and assigns to the Company, its successors and assignees, or to any person or entity designated by it, the EMPLOYEE’s entire right, title and interest in and to all inventions, discoveries, ideas, disclosures, improvements and suggestions, patentable or not (herein collectively called “Inventions”), and copyrightable material, made or conceived by Employee, solely or jointly, during the course of his or her employment with the Company (herein the “Invention Period”) which relate to methods, formulas, designs, products, components or devices, sold, leased, used or under consideration or development by the Company, or which otherwise relate or pertain to the business, e-commerce strategy, functions, or operations of the Company, including,, but not limited to, the manufacture, design or development of systems, methods, components, and/or products. All such Inventions and copyrightable material disclosed or developed within one year after the termination of employment shall be presumed to have been made or conceived during the Invention Period. PROVIDED, HOWEVER, THAT THIS AGREEMENT DOES NOT APPLY TO ANY INVENTION WHICH QUALIFIES FULLY UNDER THE PROVISIONS OF SECTION 2870 OF THE CALIFORNIA LABOR CODE, THE PROVISIONS OF WHICH ARE ATTACHED HERETO.

3. With respect to the inventions, ideas, disclosures, improvements and suggestions referred to in paragraph 2, Employee further agrees to communicate promptly and disclose to the Company, in such form as Employee may be called upon to do so, all information, details and data pertaining thereto, and to execute and deliver such formal transfers and assignments, and such other papers and documents as may be required of the EMPLOYEE to enable the Company, or any person or entity designated by the Company, to file and prosecute patent applications, and as to copyrightable material to effect copyright thereof.

The EMPLOYEE attaches hereto a complete list of all inventions, patented or unpatented, made or conceived by Employee prior to his or her employment by the Company. Such inventions, if any, and improvements, extensions or modifications thereof shall be deemed excluded from this Agreement.

Such attached list, if any, shall be entitled “Exclusions to Attached Agreement,” shall be signed by the Employee, and shall bear an “Exclusions Noted” line at the bottom to be signed by the Company.

17571 VON KARMAN AVE., IRVINE, CALIFORNIA 92614 PH 949-645-2111 FAX 949-553-1231 www.biomerica.com

4. RESTRICTIVE COVENANTS.

4.1 Executive acknowledges that (i) he has a major responsibility for the operation, administration, development and growth of the Company’s business, (ii) his work for the Company has brought him and will continue to bring him into close contact with confidential information of the Company and its customers, and (iii) the agreements and covenants contained in this Section 4 are essential to protect the business interest of the Company and that the Company will not enter into this Agreement but for such agreements and covenants. Accordingly, the EMPLOYEE covenants and agrees as follows:

4.1(a) Except as otherwise provided for in this Agreement, during the Term of employment with the Company or any of its subsidiaries, the EMPLOYEE shall not, directly or indirectly, compete with respect to any services or products of the Company which are either offered or are being developed by the Company; or, without limiting the generality of the foregoing, be or become, or agree to be or become, interested in or associated with, in any capacity (whether as a partner, shareholder, owner, officer, director, Executive, principal, agent, creditor, trustee, consultant, co-venturer or otherwise) with any individual, corporation, firm, association, partnership, joint venture or other business entity, which competes with respect to any services or products of the Company which are either offered or are being developed by the Company; provided, however, that the EMPLOYEE may own, solely as an investment, not more than one percent (1%) of any class of securities of any publicly held corporation in competition with the Company whose securities are traded on any national securities exchange in the United States of America, and may retain his ownership interest in those entities.

4.1(b) During the term of Employment, the EMPLOYEE shall not, directly or indirectly, (i) induce or attempt to influence any other employee of the Company to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Company in any attempt to hire any person who shall have been employed by the Company within the one (1) year period preceding such requested aid, or (iii) induce or attempt to influence any person or business entity who was a customer or supplier of the Company during any portion of said period to transact business with a competitor of the Company in Company’s business. Employee agrees and covenants to not utilize any Confidential Information to (i) induce or attempt to influence any other employee of the Company to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Company in any attempt to hire any person who is or was employed by the Company, or (iii) induce or attempt to influence any person or business entity who was a customer or supplier of the Company during any portion of said period to transact business with a competitor of the Company in Company’s business.

4.1(c) During the Term of Employment, and for ten (10) years thereafter, the EMPLOYEE shall not other than in the performance of his duties disclose to anyone any Confidential Information, including, without limitation, trade secrets, trade “know-how”, inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers or customers, sales, profits or other financial information, which is confidential to the Company or is not generally known in the relevant trade, nor shall the EMPLOYEE make use of any such information for his own benefit.

17571 VON KARMAN AVE., IRVINE, CALIFORNIA 92614 PH 949-645-2111 FAX 949-553-1231 www.biomerica.com

4.2 If the EMPLOYEE breaches, or threatens to commit a breach of Section 4.1 (the “Restrictive Covenants”), the Company shall have the following rights and remedies, each of which shall be enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

4.2(a) The EMPLOYEE shall account for and pay over to the Company all compensation, profits, and other benefits, after taxes, which inure to EMPLOYEE’s benefit which are derived or received by the EMPLOYEE or any person or business entity controlled by the EMPLOYEE resulting from any action or transactions constituting a breach of any of the Restrictive Covenants.

4.2(b) Notwithstanding the provisions of subsection 4.2(a) above, the EMPLOYEE acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of this Agreement, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

4.3 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid or unenforceable portions. Without limiting the generality of the foregoing, if any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such termination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

4.4 The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold such Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

17571 VON KARMAN AVE., IRVINE, CALIFORNIA 92614 PH 949-645-2111 FAX 949-553-1231 www.biomerica.com

IN WITNESS WHEREOF, I have hereunto set my hand and seal as of the day and year stated below.

SIGNED IN PRESENCE OF	EMPLOYEE:

Witness	NAME – Gary Lu

DATED:

EXCLUSIONS TO ATTACHED AGREEMENT

NAME – Gary Lu

Exclusions: (inventions, discoveries etc.)

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________
_______________________________________________________________________________________________

_____________________________________

Biomerica, Inc.

By: ______________________	DATED:

17571 VON KARMAN AVE., IRVINE, CALIFORNIA 92614 PH 949-645-2111 FAX 949-553-1231 www.biomerica.com

CALIFORNIA LABOR CODE, SECTION 2870

Section 2870 of the California Labor Code applies to any employment agreement entered into after January 1, 1980 which is governed by the laws of California. Unless otherwise stipulated in a written agreement, the rights and duties of all employees of the Company who are primarily employed at a facility within California are governed by California law.

Section 2870 of the California Labor Code prohibits an employment agreement from assigning to the employer any rights of an employee in an invention “for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (4) which does not relate (1) to the business of the employer (2) ‘to the employer’s actual or demonstrably anticipated, research or -development, or (b) which does not result from any work performed by the employee for the employer.”